SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


             Date of Report (Date of Event Reported): July 30, 1997





                          AGOURON PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)




                California          0-15609         33-0061928
             (State or other jurisdiction (Commission (IRS Employer
              of incorporation) File Number) Identification Number)



                          10350 North Torrey Pines Road
                           La Jolla, California 92037
                (Address of principal executive offices) Zip Code



                                 (619) 622-3000
              (Registrant's telephone number, including area code)



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Item 5. Other Events.

On July 30, 1997 the company's Board of Directors approved a two-for-one stock split in the form of a special stock dividend of one share of common stock for each share of the company's common stock outstanding. The record date for the transaction is August 15, 1997 and the closing date will be on or about August 29, 1997.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: July 31, 1997

                                              AGOURON PHARMACEUTICALS, INC.


                                              By /s/ Peter Johnson
                                              --------------------------
                                              Peter Johnson
                                              President and
                                              Chief Executive Officer